                                                                   Exhibit 10.11

                               AMENDMENT NO. 2 TO
                          SUBORDINATED CREDIT AGREEMENT

      THIS AMENDMENT NO. 2 TO SUBORDINATED CREDIT AGREEMENT, dated as of February 28, 2002 (the "AMENDMENT"), is entered into by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("LENDER"), and TOWN SPORTS INTERNATIONAL, INC., a New York corporation ("BORROWER"). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).

      WHEREAS, the parties hereto entered into that certain Subordinated Credit Agreement, dated as of November 6, 2000 (as amended, supplemented, modified and/or restated as of the date hereof and from time to time, the "AGREEMENT");

      WHEREAS, Interest under the Agreement is currently computed monthly at a rate of thirteen percent (13%) per annum, and the Lender and Borrower have agreed to change the Interest rate; and

      WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

      NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. AMENDMENTS.

      (i) Section 1.1 of the Agreement hereby is amended by adding the following definition thereto in proper alphabetical order to read in full as follows:

         "'Prime Rate' shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should Lender be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Lender; provided, that each change in fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate."

      (ii) Section 2.5(a) of the Agreement hereby is amended and restated and replaced in its entirety to read as follows:

         " (a) Interest on outstanding Advances shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 3.0%, provided, however, that, notwithstanding, any other provision of this Agreement or any other Loan Document, the interest on outstanding Advances shall not be less than 12.75%."

      SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed as so amended hereby. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Agreement shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.

      SECTION 3. REPRESENTATIONS. The Borrower hereby represents and warrants as of the date of this Amendment as follows: (i) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its articles of incorporation or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it; (iv) this Amendment has been duly executed and delivered by it; (v) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; and (vi) it is not in default under the Agreement and no Default or Event of Default exists or would result by the execution, delivery or performance of this Amendment.

      SECTION 4. MISCELLANEOUS.

      (a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Agreement or any other Loan Document, or any other documents, instruments and agreements executed or delivered in connection therewith or of any Event of Default under any of the foregoing whether arising before or after the date hereof or as a result of performance hereunder.

      (b) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

      (c) This Amendment may not be amended or otherwise modified except by written agreement of Borrower and Lender. This Amendment shall be considered part of the Agreement and shall be a Loan Document for all purposes under the Agreement.

      (d) This Amendment and the Agreement constitute the final entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof.

      (E) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Subordinated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDER:                                     CAPITALSOURCE FINANCE LLC

                                            By: /s/ Stephen A. Museles
                                                -------------------------------
                                            Name: Stephen A. Museles
                                                  ------------------------------
                                            Title: Senior Vice President
                                                   -----------------------------



BORROWER:                                   TOWN SPORTS INTERNATIONAL, INC.


                                            By: /s/ Richard Pyle
                                                --------------------------------
                                            Name: Richard Pyle
                                                  ------------------------------
                                            Title:  Chief Financial Officer
                                                    ----------------------------